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                                   October 24, 1996


Crown Cork & Seal Company, Inc.
9300 Ashton Road
Philadelphia, PA  19136

Dear Sirs:

     We have acted as counsel to Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company"), in connection with the filing by the Company of its Registration Statement (File No. 333-12787), as amended, on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     The Registration Statement relates to the offering of up to 10,637,500 shares of the Company's common stock, par value $5.00 per share, and 3,450,000 shares of the Company's 4.5% convertible preferred stock, par value $41.8875 per share (collectively, the "Shares"), by Compagnie Generale d'Industrie et de Participations and Sofiservice, each a societe anonyme organized under the laws
                                       ---------------
of the Republic of France (collectively, the "Selling Stockholders").

     We have examined such records and documents as we have deemed necessary in order to enable us to express the opinion set forth below.

     In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Upon the basis of the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable.
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     The opinion expressed herein is rendered solely for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion letter under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,




                                                    DECHERT PRICE & RHOADS